UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2024

Monroe Federal Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-280165	99-3587922
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 East Main Street, Tipp City, Ohio		45371
(Address of Principal Executive Offices)		(Zip Code)

(937) 667-8461
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

N/A	N/A	N/A
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.
On October 17, 2024, Monroe Federal Bancorp, Inc. (the “Company”), the proposed holding company for Monroe Federal Savings and Loan Association (the “Association”), issued a press release announcing that the Association’s proposed conversion from the mutual form of organization to the stock form of organization and the Company’s related initial public offering is expected to close on October 23, 2024.  The Company’s common stock is expected to be quoted on the OTCQB Market operated by the OTC Markets Group beginning on or about October 24, 2024 (ticker symbol assignment pending).  For further information, reference is made to the press release dated October 17, 2024, which is attached hereto as Exhibit 99 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No. Description

99	Press Release dated October 17, 2024
104	Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE FEDERAL BANCORP, INC.

Date: October 21, 2024	By:	/s/ Lewis R. Renollet
Lewis R. Renollet President and Chief Executive Officer